EXHIBIT 10.3
EXECUTION VERSION

AMENDMENT NO. 1 TO BASE INDENTURE

This AMENDMENT NO. 1 (this “Amendment”), dated as of June 27, 2022, to the BASE INDENTURE, dated as of June 29, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Base Indenture”), by and among HERTZ VEHICLE FINANCING III LLC, a special purpose limited liability company established under the laws of Delaware (the “Issuer”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as Trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”).

WITNESSETH:

WHEREAS, Section 12.2 (With Consent of the Noteholders) of the Base Indenture permits the Issuer and the Trustee to amend the Base Indenture in writing, with the consent of the Majority Indenture Investors, subject to certain conditions set forth in the Base Indenture;

WHEREAS, pursuant to the Consent Solicitation Statement, dated May 20, 2022 (as supplemented by Supplement No. 1 to Consent Solicitation Statement, dated June 1, 2022 and as further amended or supplemented, the “Statement”), the Issuer has solicited consents from the Noteholders (the “Solicitation”) to amend the Base Indenture as set forth herein (collectively, the “Amendments”);

WHEREAS, the Issuer has received and delivered to the Trustee evidence of the requisite consents to effect the Amendments under the Base Indenture;

WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the effect that this Amendment complies with the requirements of Section 12.6 (The Trustee to Sign Amendments, Etc.) of the Base Indenture; and

WHEREAS, the parties hereto desire, in accordance with Section 12.2 (With Consent of the Noteholders) of the Base Indenture, to amend the Base Indenture as provided herein;

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in (or by reference in) Schedule I to the Base Indenture.

2. Amendments to the Base Indenture. Pursuant to Section 12.2 (With Consent of the Noteholders) of the Base Indenture, the Issuer and Trustee hereby agree to amend the Base Indenture as follows, with deletions of the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and the addition of the inserted text (indicated in the same manner as the following example: inserted text.

(a)The definition of “Tax Opinion” in Schedule I to the Base Indenture is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:
““Tax Opinion” means an Opinion of Counsel to be delivered in connection with the issuance of a new Series, Class, Subclass or Tranche of Notes to the effect that, for United States federal income tax purposes, (i) such new Series, Class, Subclass or Tranche of

Notes will be treated as indebtedness (or, to the extent that any portion of such Series, Class, Subclass or Tranche of Notes is not expected to be investment grade, should be treated as indebtedness), (ii) the issuance of such new Series, Class, Subclass or Tranche of Notes will not affect adversely the United States federal income tax characterization of any Series of Notes Outstanding or Class thereof that was (based upon an Opinion of Counsel) characterized as debt at the time of their issuance and (iii) HVF III will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes; provided that in the case of clause (iii), upon satisfaction of the Rating Agency Condition, HVF III either should or will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes; provided further, that no such Opinion of Counsel shall be required for any Notes held by Hertz or one of its Affiliates.”
(b)The definition of “Eligible Account” in Schedule I to the Base Indenture is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:
““Eligible Account” means (a) a segregated identifiable trust account (i) established in the trust department of a Qualified Trust Institution and (ii) to the extent Fitch is rating any Series of Notes and required by Fitch to receive a rating, established in the United States in accordance with Title 12 C.F.R. § 9.10(b), or substantively identical regulations, with the account provider acting as a trustee or in any other fiduciary capacity or (b) a separately identifiable deposit or securities account established with a Qualified Institution.”
(c)The definition of “Qualified Trust Institution” in Schedule I to the Base Indenture is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:
““Qualified Trust Institution” means an institution organized under the laws of the United States or any state thereof or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any state thereof and subject to supervision and examination by federal or state banking authorities which at all times (i) is authorized under such laws to act as a trustee or in any other fiduciary capacity, (ii) has capital, surplus and undivided profits of not less than $50,000,000 as set forth in its most recent published annual report of condition, and (iii) has a long term deposits rating of not less than “BBB- ” by S&P, “Baa3” by Moody’s and, unless otherwise agreed to by Fitch, “~~BBB-~~A” by Fitch and, so long as a DBRS rating is available, “BBB” by DBRS.”
(d)The definition of “Liquidation Event of Default” in Schedule I to the Base Indenture is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:
““Liquidation Event of Default” means, so long as such event or condition continues, any of the following: (a) any Lease Payment Default, ~~or~~ (b) an Event of Bankruptcy with respect to Hertz, Hertz Vehicles LLC, HGI or HVF III or (c) thirty (30) days following the occurrence of an Amortization Event described in Section 9.1(k) hereof, solely if such Amortization Event arises from the failure to comply with Section 8.33 hereof.”
(e)A new Section 8.33 will be added immediately following Section 8.32 in the Base Indenture as indicated below:
“Section 8.33 Tax Treatment of HVF III. HVF III shall neither (1) fail to contest a first letter of proposed deficiency which allows the taxpayer an opportunity for administrative review in the U.S. Internal Revenue Service Independent Office of Appeals and sets a 30-day timeframe from the date of such letter in which to contest such assertion (a “30-day letter”) issued by the U.S. Internal Revenue Service to HVF III asserting that HVF III owes tax as a result of being a “publicly traded partnership” treated as a corporation for U.S. federal income tax purposes within 30 days of receipt of such letter nor (2) fail to prevent the U.S. Internal Revenue Service from issuing a statutory notice of deficiency letter to HVF III setting a 90-day timeframe from the date of such letter in which to file a petition to the Tax Court for a redetermination of the deficiency (a “90-day letter”) asserting that HVF III owes tax as a result of being a “publicly traded partnership” treated as a corporation for U.S. federal income tax purposes.”

(f) The definition of “Lien Holiday” in Schedule I to the Base Indenture is hereby amended by inserting into the text thereof the text that is underlined and bolded, in each place indicated below:
““Lien Holiday” means, with respect to any Vehicle, either (x) in the case of new vehicles, the period of ~~twenty-eight (28)~~ forty-five (45) days after payment has been made for such Vehicle ~~(as extended to the period specified in the column labeled “Extended Lien Holiday” in the table below for such state after payment has been made for such Vehicle)~~ or (y) in the case of used vehicles, the period of ~~forty-five (45)~~ sixty (60) days after payment has made for such Vehicle with respect to Vehicles.

~~Vehicle Type~~	~~State~~	~~Extended Lien Holiday~~
~~New~~	~~Alaska~~	~~45 days~~
~~New~~	~~Hawaii~~	~~45 days~~
~~New~~	~~Texas~~	~~45 days~~
~~New~~	~~California~~	~~45 days~~
”
3.Representations and Warranties of the Issuer.

(a)Each representation and warranty of the Issuer set forth in the Base Indenture is true and correct as of the date of this Amendment in all material respects (except for representations and warranties which are limited as to materiality by their terms, which representations and warranties shall be true and correct as of the date of this Amendment) as though such representation or warranty were being made on and as of the date hereof and is hereby deemed repeated as though fully set forth herein.
(b)The execution, delivery and performance by the Issuer of this Amendment (i) have been duly and validly authorized by all necessary corporate and statutory trust proceedings of the Issuer, (ii) requires no action by or in respect of, or filing with, or any consent or approval of, any governmental body, agency or official, which has not been obtained and (iii) do not conflict with or violate or result in a breach of (x) any of the provisions of, or constitutes a default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which the Issuer or any of its property is bound, which conflict, violation or default could reasonably be expected to have a Material Adverse Effect or (y) any Requirement of Law.
(c)This Amendment has been executed and delivered by a duly authorized officer of the
Issuer.
(d)Each of this Amendment and the Base Indenture as amended hereby is a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by confidential general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).
(e)Upon giving effect to this Amendment, there is no Amortization Event, Liquidation Event of Default or Limited Liquidation Event of Default that is continuing as of the date hereof.
4.Reference to and Effect on the Base Indenture; Ratification.

(a)Except as specifically amended above, the Base Indenture, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Base Indenture, or constitute a waiver of any provision of any other agreement.

(c)Upon the effectiveness hereof, each reference in the Base Indenture to “Base Indenture”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Base Indenture, and each reference in any other Related Document to “Base Indenture”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Base Indenture, shall mean and be a reference to the Base Indenture as amended by this Amendment.

5. Counterparts; Electronic Signature. This Amendment may be executed in any number of counterparts (including by facsimile or electronic transmission (including .pdf file, .jpeg file, Adobe Sign, or DocuSign)), each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Amendment by facsimile or any such electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed.

6. Governing Law. THIS AMENDMENT AND ALL MATTERS ARISING FROM OR IN ANY MANNER RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

8. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

9. Effectiveness; Operative Date. This Amendment shall be effective upon (i) delivery of executed signature pages by all parties hereto and (ii) satisfaction of the Rating Agency Condition with respect to each Series of Notes Outstanding. Notwithstanding the foregoing sentence, the Amendments shall become operative only at such time when the payment for all the delivered consents accepted in the Solicitation have been paid in full pursuant to the Statement (the “Operative Date”), which is currently anticipated to be June 27, 2022. If the Operative Date does not occur on June 27, 2022, the Issuer shall notify the Trustee in writing.

10.Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

11.Trustee Not Responsible. The Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein.

12.Conflicts. To the extent of any inconsistency between the terms of the Base Indenture and this Amendment, the terms of this Amendment will control.

13.Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the amendments to the Base Indenture as set forth herein.

14.Successors. All covenants and agreements in this Amendment by the parties hereto shall bind their respective successors.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

HERTZ VEHICLE FINANCING III LLC, as Issuer

By:        /s/ Colleen Batcheler     Name: Colleen Batcheler
Title:    Vice President, General Counsel and Secretary

Signature Page to Amendment No. 1 to Base Indenture

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

                             By: /s/ Mitchell L. Brumwell
                                 Name: Mitchell L. Brumwell
                                 Title: Vice President

Signature Page to Amendment No. 1 to Base Indenture